EXHIBIT 9.(a)(4) - FORM OF NOTICE OF GUARANTEED DELIVERY

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                  TENDER OF SERIES A CUMULATIVE PREFERRED STOCK
                                       OF
                           SEA PINES ASSOCIATES, INC.
                                 IN EXCHANGE FOR
                        SHARES OF VOTING COMMON STOCK OF
                           SEA PINES ASSOCIATES, INC.,
                                WITHOUT PAR VALUE
                                       OR
                         9.5% TRUST PREFERRED SECURITIES
                  (LIQUIDATION AMOUNT OF $7.60 PER SECURITY) OF
                          SEA PINES ASSOCIATES TRUST I

         Registered holders of shares of Series A Cumulative Preferred Stock (the "Series A Preferred Stock") of Sea Pines Associates, Inc., a South Carolina corporation (the "Company"), who wish to tender any such shares in exchange for shares of Company voting common stock, without par value (the "Common Stock"), or 9.5% Trust Preferred Securities (liquidation amount of $7.60 per security) (the "Trust Preferred Securities") of Sea Pines Associates Trust I, a Delaware statutory business trust (the "Trust"), representing preferred undivided beneficial interests in the assets of the Trust, on the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined) of the Company and the Trust, and the accompanying Letter of Transmittal, and whose shares of Series A Preferred Stock are not immediately available or who cannot deliver their shares of Series A Preferred Stock and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to EquiServe Trust Company, N.A. (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                   The Exchange Agent for the Exchange Offer:

                          EquiServe Trust Company, N.A.

                                Facsimile Number:
                        (For Eligible Institutions Only)

                                 (781) 575-4826

By Hand or Overnight Courier:                              By Mail:
                                                   (Registered or Certified
                                                       Mail Recommended)
By Hand:
--------
Securities Transfer & Reporting Services, Inc.     EquiServe Trust Company, N.A.
c/o EquiServe Trust Company, N.A.                  Corporate Actions
100 Williams Street, Galleria                      P.O. Box 9573
New York, New York  10038                          Boston, MA  02205-9573

By Overnight Courier:
---------------------
EquiServe Trust Company, N.A.
Corporate Actions
40 Campanelli Drive
Braintree, MA  02184
                            Confirm Receipt of Notice
                      of Guaranteed Delivery by Telephone:
                                 (781) 575-4816
                        Fax Confirmation: (781) 575-4826

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible grantor institution (bank, stockbroker, savings and loan association or credit union with a membership in an approved Signature Medallion Program), such signature guarantee must appear in the applicable space provided in the Letter of Transmittal for the guarantee of signatures.

Ladies and Gentlemen:

         The undersigned hereby tenders the number of shares of Series A Preferred Stock indicated below, upon the terms and subject to the conditions contained in the Prospectus, dated December 21, 1999 (the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

Name and address of                 Certificate Number(s)    Number of Shares of
registered holder as it             of Series A Preferred    Series A Preferred
appears on the Certificate(s)       Stock Tendered           Stock Tendered
of Series A Preferred
Stock  (Please Print)
--------------------------------------------------------------------------------

------------------------------     -----------------------  --------------------

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                  NUMBER OF TENDERED SHARES TO BE EXCHANGED FOR
            Shares of Common Stock*     Trust Preferred Securities*
            -----------------------     ---------------------------

            -----------------------     ---------------------------

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED
















*Must be a whole number of shares.

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


                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency, or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the shares of the Series A Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:__________________________      ___________________________________
                                                  (Authorized Signature)
Address:_______________________________      Title: ____________________________

_______________________________________      Name:______________________________
                     (Zip Code)                        (Please type or print)
Area Code and
Telephone Number:______________________      Date:______________________________

NOTE: DO NOT SEND CERTIFICATES OF SERIES A PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES OF SERIES A PREFERRED STOCK SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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